                                 OPERATING AGREEMENT
                                          OF
                              HAMBRECHT & QUIST L.L.C.,
                             A LIMITED LIABILITY COMPANY

                                 OPERATING AGREEMENT
                                          OF
                              HAMBRECHT & QUIST L.L.C.,
                             A LIMITED LIABILITY COMPANY

                                  TABLE OF CONTENTS
                                  -----------------
                                                                            PAGE
                                                                            ----
ONE        FORMATION OF LIMITED LIABILITY COMPANY . . . . . . . . . . . . .   1

           1.1  Formation; Registered Office and Registered
                Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
           1.2  Name and Principal Place of Business. . . . . . . . . . . .   1
           1.3  Term of Company . . . . . . . . . . . . . . . . . . . . . .   1
           1.4  Definitions . . . . . . . . . . . . . . . . . . . . . . . .   2
           1.5  Purpose of Company. . . . . . . . . . . . . . . . . . . . .   7

TWO        FINANCING OF THE COMPANY . . . . . . . . . . . . . . . . . . . .   7

           2.1  Capitalization and Issuance of Units;
                Contemplated Merger . . . . . . . . . . . . . . . . . . . .   7
           2.2  Interest. . . . . . . . . . . . . . . . . . . . . . . . . .   8
           2.3  Time for Return of Contributions. . . . . . . . . . . . . .   8
           2.4  Loans by the Members. . . . . . . . . . . . . . . . . . . .   9
           2.5  Allocation of Net Profits and Net Losses and
                Distributions of Cash Flow  . . . . . . . . . . . . . . . .   9
           2.6  Tax Allocations; Code Section 704(c). . . . . . . . . . . .  10
           2.7  Overriding Allocation Provisions. . . . . . . . . . . . . .  10
           2.8  Saving Clause . . . . . . . . . . . . . . . . . . . . . . .  12

THREE      MANAGEMENT OF THE COMPANY. . . . . . . . . . . . . . . . . . . .  12

           3.1  General Powers of the Members . . . . . . . . . . . . . . .  12
           3.2  Manner of Exercising Management Power . . . . . . . . . . .  12
           3.3  Liability and Indemnification of the
               Members . . . . . . . . . . . . . . . . . . . . . . . . . .  13
           3.4  Liability of the Members. . . . . . . . . . . . . . . . . .  14

FOUR       BOOKS OF ACCOUNT, FINANCIAL STATEMENTS
           AND FISCAL MATTERS . . . . . . . . . . . . . . . . . . . . . . .  14

           4.1  Books of Account and Capital Accounts . . . . . . . . . . .  14
           4.2  Reports and Financial Statements. . . . . . . . . . . . . .  15
           4.3  Bank Accounts Funds and Assets. . . . . . . . . . . . . . .  15
           4.4  Company Elections . . . . . . . . . . . . . . . . . . . . .  15
           4.5  Working Capital and Reserves. . . . . . . . . . . . . . . .  16
           4.6  New York Stock Exchange Approval. . . . . . . . . . . . . .  16
           4.7  Rule 326 Compliance . . . . . . . . . . . . . . . . . . . .  16

SIX        RIGHT OF MEMBER TO RECEIVE PROPERTY
           OTHER THAN CASH. . . . . . . . . . . . . . . . . . . . . . . . .  17

                                  TABLE OF CONTENTS
                                      (continued)


                                                                          PAGE
                                                                          ----

SEVEN      WITHDRAWAL, REMOVAL, DISSOLUTION, OR BANKRUPTCY
           OF A MEMBER. . . . . . . . . . . . . . . . . . . . . . . . . . .  17

           7.1  Withdrawal of a Member. . . . . . . . . . . . . . . . . . .  17
           7.2  Removal of a Member . . . . . . . . . . . . . . . . . . . .  17
           7.3  Continuation of the Company . . . . . . . . . . . . . . . .  17
           7.4  Interest of a Member Upon Dissolution
                Withdrawal or Bankruptcy. . . . . . . . . . . . . . . . . .  17
           7.5  Election to Continue the Company. . . . . . . . . . . . . .  17
           7.6  Definition of Bankruptcy. . . . . . . . . . . . . . . . . .  17

EIGHT      STOCK EXCHANGE SEATS . . . . . . . . . . . . . . . . . . . . . .  17

           8.1  Member Agreement. . . . . . . . . . . . . . . . . . . . . .  18
           8.2  Compliance. . . . . . . . . . . . . . . . . . . . . . . . .  18
           8.3  Cessation of Membership . . . . . . . . . . . . . . . . . .  18
           8.4  Value of Membership . . . . . . . . . . . . . . . . . . . .  19

NINE       TERMINATION AND DISSOLUTION. . . . . . . . . . . . . . . . . . .  20

           9.1  Liquidation and Distribution. . . . . . . . . . . . . . . .  20
           9.2  Dissolution . . . . . . . . . . . . . . . . . . . . . . . .  20

TEN        NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ELEVEN     DISPUTES AND ARBITRATION . . . . . . . . . . . . . . . . . . . .  21

TWELVE     CAPTIONS - PRONOUNS. . . . . . . . . . . . . . . . . . . . . . .  22

THIRTEEN   BINDING EFFECT AND EXHIBITS. . . . . . . . . . . . . . . . . . .  22

FOURTEEN   AMENDMENT OF THE AGREEMENT . . . . . . . . . . . . . . . . . . .  22

FIFTEEN    ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .  22

SIXTEEN    APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . .  22

SEVENTEEN  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . .  23

EIGHTEEN   LITIGATION AND TAX CONSEQUENCES. . . . . . . . . . . . . . . . .  23

NINETEEN   COUNTERPARTS AND EXECUTION . . . . . . . . . . . . . . . . . . .  23

TWENTY     CONVEYANCES. . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                OPERATING AGREEMENT OF
                              HAMBRECHT & QUIST L.L.C.,
                             A LIMITED LIABILITY COMPANY



    THIS OPERATING AGREEMENT is made as of March 6, 1995, by and among Hambrecht & Quist, L.P., a California limited partnership ("LP" or a "Member") and Hambrecht & Quist Incorporated, a California corporation ("H&Q Inc." or a "Member" and, collectively with LP, the "Members").


                                         ONE

                        FORMATION OF LIMITED LIABILITY COMPANY

    1.1 FORMATION; REGISTERED OFFICE AND REGISTERED AGENT. The parties hereto have come together for the purpose, among other things, of forming Hambrecht & Quist L.L.C. (the "Company") under the laws of the State of Delaware and entering into this Operating Agreement to define the rights and obligations of the Members with respect to the Company. In order to complete the organization of the Company, filing of the Certificate of Formation (the "Certificate") shall be made by any person authorized by the Members pursuant to the Act. The Company's initial registered office within the State of Delaware shall be at the office of its registered agent at The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, and the name of its initial registered agent at such address shall be The Prentice-Hall Corporation System, Inc. The registered office and registered agent may be changed by the Members from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

    1.2 NAME AND PRINCIPAL PLACE OF BUSINESS. The name of the Company is Hambrecht & Quist L.L.C., and its office and principal place of business shall be located at One Bush Street, 18th Floor, San Francisco, California 94104 or such other place or places as the Members may from time to time determine.

    1.3 TERM OF COMPANY. The Company shall commence upon the filing of the Company's Certificate with the Delaware Secretary of State and shall terminate on the earlier of:

         (a)  September 30, 2064;

         (b) The date on which the Company's business is wound up and all of its property and other assets have been sold or otherwise disposed of;

         (c) The date on which the Members elect to terminate and dissolve the Company;

         (d) The date on which the Company is dissolved by operation of law or judicial decree; or

         (e) Except as otherwise provided in Article Seven, the date on which any Member withdraws, files a certificate of dissolution, or becomes Bankrupt.

The term of this Company may be extended only by the written consent of all the Members.

    1.4 DEFINITIONS. The following terms used in this Agreement shall have the following respective meanings:

         "Act" shall mean the Delaware Limited Liability Company Act, as it may be amended from time-to-time.

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments;

              (a) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

              (b) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-
1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other Person, (iii) any officer, director, trustee, general partner, family member, or limited liability company member, of or for such Person (or such Person's benefit), and (iv) if such other Person is an officer, director, trustee, member or partner of another entity, then the entity for which that Person acts in any such capacity.

         "Bankrupt" and "Bankruptcy" shall have the meanings set forth in
Section 7.6.

         "Beneficial Owner" shall mean any direct or indirect owner of a beneficial interest in a Member.

         "Capital Accounts" shall mean the capital accounts of the Members maintained pursuant to Section 4.1.

         "Capital Contribution" shall mean the total actual investment and contribution to the capital of the Company in cash and the fair market value of other property by a Member. Capital Contribution does not include any profits or gains, in excess of a Member's actual contributions, that are allocated to a Member's Capital Account.

         "Cash Flow" shall mean the excess of the net cash receipts, including the release or reduction of any cash reserves or working capital reserves, over the cash expenditures of the Company.

         "Certificate" shall have the meaning set forth in Section 1.1.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company" shall have the meaning set forth in Section 1.1 hereof.

         "Conversion Date" shall mean the later of (i) date on which the stock of Concord Holding Group held by LP is exchanged for stock of BISYS Group, Inc. or (ii) the date after the day on which H&Q Inc. is merged with and into the Company.

         "Depreciation" shall mean, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

         "Fiscal Year" means the annual tax reporting period of the Company, ending on September 30 of each calendar year.

         "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

              (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as set forth herein;

              (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Members, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution; (B) the distribution by the Company to a Member of more than a DE MINIMIS amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (A) and (B) above shall be made only if the Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

              (iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Members; and

              (iv) The Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent the Members determine that an adjustment pursuant to subsection (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (i), (ii), or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

         "Group" shall mean Hambrecht & Quist Group.

         "Member Nonrecourse Debt" shall have the meaning set forth in Section
1.704 of the Regulations.

         "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704 of the Regulations.

         "Minimum Gain" shall mean that amount of gain which would be recognized for federal income tax purposes if, as of the close of the Fiscal Year with respect to which the calculation is being made, the Company's assets were sold for an amount equal to the total principal amount of all nonrecourse indebtedness of the Company then secured by such assets. It is the intention of the Members that the concept of Minimum Gain, as used in this Agreement, have the same meaning as it does in Section 1.704 of the Regulations.

         "Operating Committee" shall have the meaning set forth in Section 3.2.

         "Person" means any individual, corporation, partnership, limited liability company, association, firm, joint stock company, trust, unincorporated association or other entity, including any governmental entity.

         "Profits" and "Losses" shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

              (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

              (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

              (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

              (iv) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

              (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;

              (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses;

              (vii)  Any items which are specially allocated pursuant to
Section 2.7 hereof shall not be taken into account in computing Profits or Losses.

         "Regular Tax Payment" shall mean the product of (i) the Tax Rate multiplied by (ii) the amount of taxable income (calculated according to federal income tax standards and excluding any income allocated to the Member solely on account of Section 704(c) of the Code) allocated to the Member by the Company for a Fiscal Year.

         "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Regulatory Restrictions" shall mean every rule, requirement or restriction to which the Company is bound to adhere or by which its assets or business is regulated, whether promulgated by a governmental authority or a self-regulatory organization.

         "Section 704(c) Income Amount" shall mean the amount, if any, of income allocable to a Member solely on account of Section 704(c) of the Code for the current Fiscal Year.

         "Section 704(c) Tax Payment" shall mean the product of (i) the Section 704(c) Tax Rate multiplied by (ii) the Section 704(c) Income Amount.

         "Section 704(c) Tax Rate" shall mean the combined highest marginal federal, state and local ordinary income and/or capital gain (as appropriate) tax rate applicable to any Member (or, if the Member is a pass-through entity, the Member's Beneficial Owners, as appropriate) who receives for the Fiscal Year an allocation of income solely on account of Section 704(c) of the Code, calculated by taking into account the deduction from federal income tax allowable for state income tax (as if the state and local income taxes were in all cases completely deductible at the highest marginal federal income tax rates).

         "Stock Exchange Member" shall have the meaning set forth in Section
8.1 hereof.

         "Target Final Balances" shall have the meaning set forth in Section
2.8 hereof.

         "Tax Rate" shall mean the combined highest marginal federal, state and local ordinary income and/or capital gain (as appropriate) tax rate applicable to any Member (or, if the Member is a pass-through entity, the Member's Beneficial Owners, as appropriate), calculated by taking into account the deduction from federal income tax allowable for state income tax (as if the state and local income taxes were in all cases completely deductible at the highest marginal federal income tax rates).

         "Units" shall mean the units of interest into which ownership of the Company is divided.

    1.5 PURPOSE OF COMPANY. The purpose of the Company is to acquire, own, manage and operate the business of a broker/dealer in securities and to engage in such incidental or ancillary activities as the Members deem necessary or advisable.


                                         TWO

                               FINANCING OF THE COMPANY

    2.1  CAPITALIZATION AND ISSUANCE OF UNITS; CONTEMPLATED MERGER.

         (a) INITIAL CAPITALIZATION. The parties intend that the Company be capitalized in three distinct stages, as set forth in this subsection (a) and in subsections (b) and (c) which follow. As the first of such stages, and contemporaneously with the execution of this Agreement, H&Q Inc. shall contribute Six Hundred Dollars ($600) and LP shall contribute Four Hundred

Dollars ($400) to the Company's capital. Upon such contribution the Company shall issue six (6) Units to H&Q Inc. and four (4) Units to LP.

         (b) MERGER. On April 1, 1995, or as soon thereafter as the Members determine it is practical, H&Q Inc. shall be merged with and into the Company. In connection with the merger, the Company shall succeed to all assets and liabilities of H&Q Inc. and shall issue to Group, the corporate parent of H&Q Inc., a number of Units equal to the number of shares of H&Q Inc. owned by Group. The Members hereby grant all necessary consents to such merger of H&Q Inc. with and into the Company. Upon such merger, Group shall execute a copy of this Agreement and, upon such execution, and notwithstanding any provision of this Agreement to the contrary, shall become a Member of the Company, shall own the Units previously owned by H&Q Inc. and shall succeed to all rights, powers, obligations and duties of H&Q Inc. hereunder. Contemporaneously with the merger, LP will contribute cash or other assets with a fair market value sufficient to bring its Capital Account to at least the lesser of (i) one percent (l%) of all Members' Capital Accounts or (ii) Five Hundred Thousand Dollars ($500,000.00).

         (c) UPON CONVERSION DATE. When and if the Conversion Date shall occur, LP shall, as soon as is practical, contribute all its stock in BISYS Group, Inc. to the Company's capital. Upon LP's contribution of the stock of BISYS Group, Inc., LP shall be entitled to a distribution equal to any contribution made by it pursuant to subsection (b) above.

         (d) FINANCIAL DOCUMENTATION. At the time any additional Capital Contribution referred to in subsections (b) and (c) is made by the Members, the Capital Accounts of the Members shall be revalued pursuant to Regulations
Section 1.704-1(b)(2)(iv)(f) according to an independent appraisal commissioned by the Members. After such appraisal, the Members shall be issued a number of Units sufficient to bring the number of Units owned by the Members into the same relative proportions as their Capital Accounts. All matters pertaining to such appraisal shall be determined by the Members. At the times Members make Capital Contributions referred to in subsection (a), (b), and (c) above, the Company shall prepare an opening balance sheet for the Company, any other financial schedules necessary to reflect the Members' opening or revalued Capital Accounts and any differences between the fair market value of the contributed assets and their federal income tax bases.

    2.2 INTEREST. No interest shall be paid by the Company to the Members on any Capital Contribution.

    2.3 TIME FOR RETURN OF CONTRIBUTIONS. Without the consent of all Members, no Member shall be entitled to a return of the

Capital Contributions made by it until the full and complete winding up and liquidation of the business and affairs of the Company. No Member shall bring or maintain any action for the partition of the Company.

    2.4 LOANS BY THE MEMBERS. The Members shall not be required to make loans to the Company. If the Members deem it necessary or helpful to the conduct of the Company's business, a Member may loan funds to the Company upon such terms and conditions as may be agreed between the Members.

    2.5  ALLOCATION OF NET PROFITS AND NET LOSSES AND DISTRIBUTIONS OF CASH
FLOW.

         (a)  ALLOCATIONS.  Except as otherwise provided in Section 2.7 or in
Section 9.1(b), all allocations of Net Profit and Net Loss shall be made in accordance with the respective number of Units owned by each Member, as such numbers may exist from time to time.

         (b) DISTRIBUTIONS. Except as otherwise required by Section 9.1, distributions of Cash Flow for each Fiscal Year shall be made in the following order:

              (i) To each Member, an amount, if any, of such Member's Section 704(c) Tax Payment;

              (ii) To each Member, the amount, if any, of such Member's Regular Tax Payment;

              (iii) To each Member, an amount, if any, which when combined together with all amounts distributed pursuant to (i) above, is sufficient to bring the aggregate distributions under subsection (i) above and this subsection
(iii) for all Fiscal Years of the Company into the relationship of the Members' respective number of Units owned, as it may exist from time to time; and

              (iv) To the Members, in accordance with the respective number of Units owned by each.

         (c) SPECIAL DISTRIBUTIONS. If at any time or from time to time any Member requires funds to redeem or liquidate all or any portion of one or more Beneficial Owner's interest in such Member, such Member shall inform the Member in writing of its requirement for funds and of the amount of such requirement and the Member shall distribute such amount to such Member; provided, however, that no distribution which would violate or would cause the Company to violate any Regulatory Restrictions shall be made.

         (d) COMPLIANCE WITH REGULATORY RESTRICTIONS. Notwithstanding any provision of this Agreement to the contrary, no distribution of Cash Flow shall be made if such distribution would violate, or would cause the Company to violate, any Regulatory Restriction.

    2.6 TAX ALLOCATIONS; CODE SECTION 704(C). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this
Section 2.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

    2.7 OVERRIDING ALLOCATION PROVISIONS. Notwithstanding anything contained herein to the contrary, the following allocations shall be made in the order set forth below:

         (a)  MINIMUM GAIN CHARGEBACK.  Except as otherwise provided in Section
1.704 of the Regulations, notwithstanding any other provision of this Agreement, if there is a net decrease in Company Minimum Gain during any Fiscal Year, the Members shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704 of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704 of the Regulations. This Subsection 2.7(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704 of the Regulations and shall be interpreted consistently therewith.

         (b)  MEMBER MINIMUM GAIN CHARGEBACK.  Except as otherwise provided in
Section 1.704 of the Regulations, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company

Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
Section 1.704 of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704 of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704 of the Regulations. This Subsection 2.7(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704 of the Regulations and shall be interpreted consistently therewith.

         (c) QUALIFIED INCOME OFFSET. Notwithstanding any other provision of this Agreement, in the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1 of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Subsection 2.7(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for this
Section 2.7 have been tentatively made as if this Subsection 2.7(c) were not in this Agreement. This qualified income offset is intended to comply with Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         (d) NET LOSS LIMITATION. No Member shall be allocated Net Losses to the extent that the allocation would cause the Member to have an Adjusted Capital Account Deficit.

         (c) INCOME AND DEDUCTIONS ATTRIBUTABLE TO DEBT AS TO WHICH A MEMBER OR RELATED PARTY BEARS A RISK OF LOSS. If a Member (or any person related to such Member pursuant to Section 1.752-4(b) of the Regulations) bears the economic risk of loss with respect to any debt of the Company, income and deductions attributable to such debt for any taxable period shall be allocated to such Member on a basis consistent with the Code and the Regulations.

         (d) SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset is required by the Company's election under Section 754 of the Code, such adjustment shall be made pursuant to all applicable Treasury Regulations.

    2.8 SAVING CLAUSE. The tax allocation provisions of this Agreement are intended to produce final Capital Account balances that are at levels ("Target Final Balances") which permit liquidating distributions that are made in accordance with such final Capital Account balances to be equal to the distributions that would occur under Section 2.5 if said liquidating proceeds were distributed pursuant to said Section 2.5. To the extent that the tax allocation provisions of this Agreement would not produce the Target Final Balances, the Members agree that they shall take such actions as are necessary to amend such provisions to produce such Target Final Balances. By means of such amendments, allocations of income and deductions shall be made prospectively as necessary to provide such Target Final Balances (and, to the extent allowable such prospective allocations would not reach such result, the prior tax returns of the Company shall be amended to reallocate Company income and deductions to produce such Target Final Balances).


                                        THREE

                              MANAGEMENT OF THE COMPANY

    3.1 GENERAL POWERS OF THE MEMBERS. The Company shall be a member managed limited liability company. Subject to the terms and conditions contained herein, Members shall possess, enjoy and may exercise all of the rights and powers of a member in a member managed limited liability company as more particularly provided from time to time by the Act.

    3.2 MANNER OF EXERCISING MANAGEMENT POWER. Through an Operating Committee composed of at least three individuals to be appointed by agreement of all the Members, officers of the Company elected by the Operating Committee shall have power and control over the day-to-day management of the business of the Company and, except as otherwise specifically provided in this Agreement or by the Members, all day-to-day management matters in connection with the Company shall be decided by the Operating Committee or its designated officers. Powers, duties or decisions allocated to the Members hereunder shall, unless otherwise determined by the Members, be exercised by the Operating Committee or its designated officers. Members of the Operating Committee shall serve at the pleasure of the Members and may be dismissed by either Member with or without cause at any time or from time to time. In addition to the Operating Committee's authority, each Member shall independently have full power and authority to make management decisions in the ordinary course of the Company's business; decisions not in the ordinary course of the Company's business shall be made by the Operating Committee or both Members acting together. Management power shall not be divided between the Members based on their relative number of Units or Capital Accounts or on any other similar basis. Without limiting the generality of the foregoing, the Members acting directly or through the Operating Committee and officers shall have the power and authority on behalf of the Company to:

         (a) Employ such persons, firms or corporations as, in their absolute discretion and judgment, they shall deem advisable for the proper operation and management of the Company, including corporate affiliates or persons affiliated with a Member, such employment to be undertaken upon such terms and for such compensation as are reasonable and customary in the industry;

         (b)  Acquire, own, manage and operate the business of the Company;

         (c) Invest Company funds in interest-bearing accounts, commercial paper, government securities, certificates of deposit or similar investments;

         (d) Determine the amount and timing of any distribution of cash or other property; provided, however, that the Members shall be required annually to distribute sufficient Cash Flow to equal the amounts referred to in Section 2.5(b)(i), (ii) and (iii) unless and to the extent that, such distribution would violate, or cause the Company to violate, any Regulatory Restriction; and

         (e) Execute promissory notes and all other documents, agreements, or certifications.

    In addition, H&Q Inc. (and after H&Q Inc.'s merger with and into the Company Group) shall exercise all rights and powers permitted to the "tax matters partner" within the meaning of Section 6230(a)(7) of the Code.

    3.3 LIABILITY AND INDEMNIFICATION OF THE MEMBERS. Except in the case of willful misconduct, neither the Member nor any member of the Operating Committee shall be liable, responsible or accountable in damages or otherwise to the Company or any of the Members for any acts or omissions performed or omitted by any of them which may cause or result in loss or damage to the Company or any Member.

    The Members and the members of the Operating Committee, whether or not serving in such capacity, shall be indemnified by the Company against all liabilities, costs and expenses reasonably incurred by or imposed upon any such Person in connection with or arising out of any action, suit or proceeding in which any of them may be involved or to which they may be made parties by reason of their being or having been a Member or a member of the Operating Committee, except in the case where such person is guilty of willful misconduct. The indemnification authorized by this
Section 3.3 shall include the payment of reasonable attorneys, fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims or threatened action, including any disputes with the Internal Revenue Service or other taxing authorities, or finally adjudicated legal proceedings. The Members shall have the power to advance such fees and expenses to any person claiming indemnity hereunder upon the written agreement of such person to repay all such amounts if such person is ultimately determined not to be entitled to indemnification under this Section 3.3. The Members shall have the power, but not the obligation, to exculpate, hold harmless, and indemnify any other agent, partner or employee of the Company or of a Member on the same basis as set forth in this Section 3.3.

    3.4 LIABILITY OF THE MEMBERS. The liability of the Members shall be limited to their Capital Contributions and the Members shall not have any other liability to contribute money to or in respect of the liabilities or obligations of the Company, nor shall any Member be personally liable for any debt, obligation or liability of the Company.


                                         FOUR

                                  BOOKS OF ACCOUNT,
                       FINANCIAL STATEMENTS AND FISCAL MATTERS

    4.1 BOOKS OF ACCOUNT AND CAPITAL ACCOUNTS. The Members shall keep adequate books of account and records of the Company wherein shall be recorded and reflected all of the contributions to the capital of the Company and all of the expenses and transactions of the Company. Such books of account and records shall include the following:

         (a) A current list of the full name and last known address of each Member set forth in alphabetical order together with the contribution and the share in profits and losses of each Member;

         (b) A copy of the Certificate and all certificates of amendment, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

         (c) Copies of the Company's federal, state and local income tax or information returns and reports;

         (d)  Copies of the original of this Agreement and all amendments;

         (e)  Financial statements of the Company; and

         (f) The Company's books and records for at least the current and immediately prior five (5) fiscal years.

Such books of account shall be kept at the principal place of business of the Company, and each Member and its authorized representative shall have at all times, during reasonable business hours, free access to and the right to inspect and copy such books of account and records. The Members shall keep the Company's books and records on the accrual method of accounting for income tax purposes. The Company's financial reporting accounting year and tax reporting year shall be the annual period ending September 30 of each year.

    A separate Capital Account shall be maintained for each Member in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations. Except as otherwise provided in Section 2.1, the Members shall have the power, but not the obligation, to restate the Members' Capital Accounts in the manner and upon an event specified in Treasury Regulations Section 1.704-2(iv)(f).

    4.2 REPORTS AND FINANCIAL STATEMENTS. The Members shall provide each Member with the following reports and financial statements:

         (a) REPORTS. Within ninety (90) days after the end of, each Fiscal Year, (i) a balance sheet as of the end of such Fiscal Year together with statements of income and of changes in financial position for such year, a statement of Cash Flow distributions and each Member's Capital Account balance together with an auditor's report prepared by the Company's independent public accountants, and (ii) a report of the activities of the Company for such year.

         (b) TAX INFORMATION. By January 31 of each year, all information regarding the Company necessary for the preparation of the Members' federal, state and local income tax returns.

    4.3 BANK ACCOUNTS FUNDS AND ASSETS. The funds of the Company shall be deposited in its name in such bank or banks as the members shall deem appropriate. Such funds shall be withdrawn only by the Company or its duly authorized agents.

    4.4 COMPANY ELECTIONS. Upon the transfer of an interest in the Company (including a purchase of such interest by the Company) or the distribution of an asset of the Company to a Member, the Company shall elect, pursuant to Section 754 of the Code, to adjust the basis of Company property as allowed by Sections 734(b) and 743(b) thereof. The election will be filed with the Company information income tax return for the first taxable year to which the election applies. In addition to the above, the Members may make any other tax elections (federal or state) which they deem appropriate.

    4.5 WORKING CAPITAL AND RESERVES. The Members shall cause the Company to maintain working capital and reasonable reserves in such amounts as they, in their absolute discretion, deem appropriate.

    4.6 NEW YORK STOCK EXCHANGE APPROVAL. Notwithstanding any provision of this Agreement to the contrary, without the prior approval of the New York Stock Exchange, the capital contribution of any Member may not be withdrawn on less than six months, written notice of withdrawal given no sooner than six months after such contribution was first made. No withdrawal of capital may be made by any Member to the extent such withdrawal of capital would cause the Company to be in violation of any applicable Rule of the New York Stock Exchange, or of any other exchange of which the Company may be a member, or of the Securities and Exchange Commission, respecting net capital, including without limitation Rule 325 or successor thereto of the New York Stock Exchange and Rule l5c3-1(e) or successor thereto under the Securities Exchange Act of 1934, as amended.

    4.7 RULE 326 COMPLIANCE. Notwithstanding anything to the contrary herein contained, in the event of the termination of the Company on the expiration of the term of this Agreement, or any extension or renewal thereof, each Member agrees that withdrawal, of capital on any such termination which would cause the Company's aggregate indebtedness to exceed the percentages specified in Rules 326(a) and 326(b) of the Rules of the Board of Directors of the New York Stock Exchange, Inc. during the six months immediately preceding the date of the termination, may be postponed for a period of up to six (6) months of the stated date of termination, as the Members may deem necessary to ensure compliance with said rules; and any such capital so retained by the Company after the date of termination shall continue to be subject to all debts and obligations of the Company.


                                         FIVE

                                  SALES, TRANSFER OR
                           ASSIGNMENT OF MEMBER'S INTERESTS

         Except as otherwise specifically provided in Section 2.1 hereof, no Member shall have the right or power to sell, exchange, transfer, or assign by operation of law or otherwise all or any portion of its interest in the Company to any Person other than the other Member. Any attempted transfer in violation of this Article V shall be void ab initio.

                                         SIX

                                  RIGHT OF MEMBER TO
                           RECEIVE PROPERTY OTHER THAN CASH

         No right is given to either Member to demand and receive property other than cash in return for its Capital Contribution. Members may, however, in their absolute discretion, make a distribution of property other than cash to any or all of the Members.


                                        SEVEN

                          WITHDRAWAL, REMOVAL, DISSOLUTION,
                              OR BANKRUPTCY OF A MEMBER

    7.1 WITHDRAWAL OF A MEMBER. A Member shall have the unilateral right to withdraw from the Company at any time upon thirty (30) days written notice to the other Member.

    7.2 REMOVAL OF A MEMBER. The Members shall have no right to remove a Member.

    7.3 CONTINUATION OF THE COMPANY. Upon the withdrawal, dissolution or Bankruptcy of a Member, the Company shall terminate and be liquidated pursuant to the provisions of Article Nine, unless, within thirty (30) days of such event, the Members elect to continue the Company in accordance with Section 7.5.

    7.4 INTEREST OF A MEMBER UPON DISSOLUTION WITHDRAWAL OR BANKRUPTCY. In the event of a Member's dissolution or withdrawal of a Member under Section 7.1 or in the event a Member shall be Bankrupt, the Member's interest in the Company shall be converted into that of a Member with no rights regarding management of the Company.

    7.5 ELECTION TO CONTINUE THE COMPANY. Upon the withdrawal or bankruptcy of a Member, the Company may be continued upon the consent of not less than a majority in interest of the remaining Members.

    7.6 DEFINITION OF BANKRUPTCY. For the purpose of this Article Seven, a Member of the Company shall be deemed to be bankrupt if such Member is a debtor under Chapter 7 of the federal bankruptcy law.

                                        EIGHT

                                 STOCK EXCHANGE SEATS

    8.1 MEMBER AGREEMENT. The Company will enter an agreement with each partner or employee of the Company or a Member who now or hereafter holds a membership in any stock exchange (the "Stock Exchange Member") to the effect that such Stock Exchange Member agrees, for himself or herself and his or her heirs and personal representatives in respect to each said membership, that to the extent permitted by the constitution, by-laws, and rules of the exchange concerned, said membership and the proceeds thereof shall be assets of the Company. Said agreement shall include language substantially in the form set forth in Section 8.3 below (reference to the New York Stock Exchange in Section
8.3 shall be deemed to then apply to any other applicable exchange when the membership is of another exchange, if such agreement is required by such other exchange, and the language may be modified to comply with the requirements of that exchange).

    8.2 COMPLIANCE. All business of the Company governed by the by-laws, rules, and regulations of any stock exchange shall be conducted strictly in accordance therewith.

    8.3 CESSATION OF MEMBERSHIP. The Agreement with the Stock Exchange Member also will provide:

         (a) In the event the Company ceases to be a member firm of the New York Stock Exchange, or

         (b) Upon receipt by a Stock Exchange Member of the New York Stock Exchange, or his or her personal representative, of written notice that the Company will, on a stated date, cease to be a member firm of the New York Stock Exchange, or

         (c) In the event of the dissolution of the Company, or

         (d) Upon the effectiveness of notice of withdrawal of the Stock Exchange Member from the Company if the Stock Exchange Member is a Member, or


         (e) Upon resignation of the Stock Exchange Member as an employee of the Company or withdrawal as limited partner of a Member,

              (i) The Stock Exchange Member or his or her personal representative shall have the unqualified right, during a period of thirty (30) days thereafter (except that in the case of the death or incapacity of the Stock Exchange Member, such thirty (30) day period shall be deemed to expire ten (10) days after the appointment of his or her personal representative) to elect, by giving written notice thereof to the Company, to retain said membership in the New York Stock Exchange upon payment to the Company of the amount necessary to purchase another membership, together with such transfer and other fees as may then be required by the New York Stock Exchange to be paid in connection with the purchase of a membership. Within forty-five (45) days of the date the Company receives notice in writing that the Stock Exchange Member, or his or her personal representative, elects not to retain such membership, or upon the expiration of the Stock Exchange Member's thirty (30) day option period without such notice of election to retain or notice of election not to retain having been given to the Company, the Company shall have the absolute right to order the Stock Exchange Member, or his or her personal representative to:

                   (1) sell said membership and pay the proceeds over to the Company, or

                   (2) transfer said membership for a nominal consideration to a person designated by the Company and satisfactory to the Board of Governors of the New York Stock Exchange.

    If the Company fails to elect options (1) or (2) hereinabove within the forty-five (45) day period, the Stock Exchange Member or his or her legal representative shall sell the membership with the proceeds paid over to the Company.

    Any controversies arising in connection with this Article Eight shall be arbitrated in accordance with Article XI of the New York Stock Exchange Constitution.

    8.4 VALUE OF MEMBERSHIP. The Agreement with the Stock Exchange Member will also provide that the value of exchange memberships shall be based on the price of the last consummated sale of an equivalent exchange membership during the ninety (90) days preceding the triggering events set forth in Section 8.3 hereinabove. In the event that there is no sale during such period, the average between the last recorded bid and asked price thereof before the end of the period shall be deemed the price of the last consummated sale during the period.


                                         NINE

                             TERMINATION AND DISSOLUTION

    9.1  LIQUIDATION AND DISTRIBUTION.

         (a) Upon the termination of the Company in accordance with Section 1.3, the Members or, if there is no Member a special liquidator appointed by any court or competent jurisdiction, as the case may be, shall cause the assets of the Company to be liquidated, but in an orderly and businesslike manner so as not no involve undue sacrifice.

         (b) The Members or liquidator shall apply the proceeds from the sale, exchange or other disposition of Company assets first to satisfy all Company liabilities other than those owed to Members, then to satisfy all Company liabilities to Members, and finally, to the Members in accordance with the respective positive Capital Account balances of each. The Members or liquidator shall distribute any assets that they, in their absolute discretion, determine to distribute, in kind as if sold for fair market value.

    9.2  DISSOLUTION.  Following the distribution of Company assets pursuant to
Section 9.1, the Members or liquidator of the Company, as the case may be, shall cause the Company to file a certificate of cancellation.



                                         TEN

                                       NOTICES

    All notices, requests and other communications provided for herein shall be in writing and, unless otherwise specified, shall be forwarded by registered or certified mail, postage and charges prepaid, hand delivery, overnight delivery service, or facsimile transmission addressed as follows:

    If to a Member, to the addresses specified in Exhibit A until the Company has received written notice of any change in such address.

    With a copy to:

         Richard L. Greene, Esq.
         Greene, Radovsky, Maloney & Share
         Spear Street Tower, Suite 4200
         One Market
         San Francisco, CA 94105
         Facsimile: (510) 777-4961

Any such notice shall be conclusively deemed to be received as of the date so delivered, if delivered personally or via facsimile, or if delivered by mail, three business days after the notice is deposited in the United States mail.

                                        ELEVEN

                               DISPUTES AND ARBITRATION

    Any dispute or controversy arising under, out of, or in connection with or in relation to this Agreement, and any amendments hereof, or the breach thereof, or in connection with the dissolution of the Company, shall be determined and settled by a single arbitrator in an arbitration to be held in San Francisco, California, in accordance with the Commercial Arbitration Rules then effective of the American Arbitration Association and the Members hereby waive any right to litigate any such dispute or controversy. In rendering a decision, the arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of California, Delaware, and/or the United States, as appropriate, and the terms and provisions of this Agreement. The arbitrator's award shall be based on the evidence introduced at the hearing, including all logical or reasonable inferences therefrom. The arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable; provided, however, in no event may the arbitrator award punitive damages. The award must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the award as to each of the principal controverted issues. The award shall be conclusive and binding and may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject to challenge on (i) the grounds set forth in California Code of Civil Procedure Section 1286.2, or (ii) based on the arbitrator's incorrect application of the substantive law of California, Delaware, and/or the United States as appropriate.


                                        TWELVE

                                 CAPTIONS - PRONOUNS

    Any titles or captions of Articles contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification of the person or persons, firm or firms, corporation or corporations may require.


                                       THIRTEEN

                             BINDING EFFECT AND EXHIBITS

    Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and all persons hereafter having or holding an interest in this Company, whether as assignees, substituted limited partners, or otherwise. All exhibits hereto are by this reference incorporated herein.


                                       FOURTEEN

                              AMENDMENT OF THE AGREEMENT

    Except as provided in this Article Fourteen, this Agreement may be amended by the consent of the Members.


                                       FIFTEEN

                                   ENTIRE AGREEMENT

    This Agreement contains the entire understanding and agreement among the parties hereto respecting the within subject matter and there are no representations, agreements, arrangements or understandings, oral or written, among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.


                                       SIXTEEN

                                    APPLICABLE LAW

    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, unless expressly or by necessary implication contravened by any provision hereof, the provisions of the Act shall apply.

                                      SEVENTEEN

                                     SEVERABILITY

    If any term or provision of this Agreement or the performance thereof shall to any extent be invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be valid and enforced to the fullest extent permitted by law.

                                       EIGHTEEN

                           LITIGATION AND TAX CONSEQUENCES

    The Members shall prosecute and defend such actions at law or in equity as may be necessary to enforce or protect the interests of the Company. The Company shall respond to any final decree or decision first out of any insurance proceeds available therefor and next out of the assets of the Company. Should there be any controversy with the Internal Revenue Service or any other taxing authority involving the Company or one or more Members, the outcome of which may adversely affect the Company, either directly or indirectly, the Company may incur expenses as the Members deem necessary and advisable in the interest of the Company to oppose such proposed deficiency, including, without being limited thereto, attorneys' and accounting fees.


                                       NINETEEN

                              COUNTERPARTS AND EXECUTION

    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original agreement, and all of which shall constitute one agreement, by each of the parties hereto on the dates respectively indicated in the signatures of the parties, notwithstanding that all of the parties are not signatories to the original or the same counterpart, to be effective as of the day and year first set forth above.

                                        TWENTY

                                     CONVEYANCES

    Any contract of the Company or any deed, bill of sale, mortgage, lease, contract of sale, or other commitment of the Company purporting to convey or encumber the interest of the Company in all or in any portion of any real or personal property at any time held in its name may be signed by either Member, acting alone on behalf of the Company, and no other signature shall be required.

    IN WITNESS WHEREOF, the parties have executed and delivered this document effective as of the day and year first set forth above.

                             MEMBER:
                             -------


                                  HAMBRECHT & QUIST, L.P.

                                  By:  Hambrecht & Quist Group
                                  Its: General Partner



                                       By: /s/ [Signature Unreadable]
                                          -------------------------------------

                                       Title:      CFO
                                             ----------------------------------


                             MEMBER:
                             -------

                                  HAMBRECHT & QUIST INCORPORATED

                                  By: /s/ [Signature Unreadable]
                                     ------------------------------------------

                                  Title:   SVP & Secretary
                                        ---------------------------------------

                                      EXHIBIT A
                                      ---------



NAMES AND ADDRESSES
- -------------------

Hambrecht & Quist, L.P.
One Bush Street, 18th Floor
San Francisco, CA 94104
Fax:

Hambrecht & Quist Incorporated
One Bush Street, 18th Floor
San Francisco, CA 94104
Fax: